                                                              Exhibit 1 A (5)(B)


KEMPER INVESTORS LIFE INSURANCE COMPANY                    [ZURICH KEMPER -LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois  60049-0001





LIVES INSURED:    JOHN  DOE                         ISSUE AGE:                35
                  JANE DOE                                                    35

EFFECTIVE DATE:   JAN 01 1999                       POLICY NO:           0000000

SINGLE PREMIUM: $ 10,000                            INITIAL SPECIFIED
                                                    AMOUNT:            $ 100,000



RIGHT TO CANCEL - At any time within 10 days of receiving this policy, you may return it to us or to the agent through whom it was purchased. Immediately upon our receipt, this policy will be voided as if it had never been in force. Within ten days we will pay an amount equal to premiums paid for this policy less any Debt.

On the Maturity Date, if either of the Lives Insured is living and this policy is in force, we will pay the Net Surrender Value to you. If both Lives Insured die prior to the Maturity Date and this policy is in force, we will pay to the beneficiary the death benefit in force at the time of the Surviving Insured's death. Payment made to you or to the beneficiary will be made subject to the terms of this policy.

This policy is issued in consideration of the attached application and payment of the single premium. The provisions on this cover and the pages that follow are part of this policy.

Signed for Kemper Investors Life Insurance Company at its home offices in Long Grove, Illinois.






          Secretary                              President

SURVIVORSHIP, MODIFIED SINGLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY PAYABLE ON THE SECOND DEATH

NON-PARTICIPATING

TO THE EXTENT ALLOCATIONS ARE MADE TO THE SUBACCOUNTS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between the owner and Kemper Investors Life Insurance Company.

READ THIS POLICY CAREFULLY.

TABLE OF CONTENTS                                                    PAGE NO.


APPLICATION                                     Follows Policy Specifications

DEATH BENEFIT PROVISIONS                                                2 - 3
    Payment of Death Benefits                                               2
    Amount Payable Upon Death                                               3

DEFINITIONS                                                                 1

ENDORSEMENTS, if any                         Follows Settlement Option Table

GENERAL PROVISIONS                                                      1 - 2
    The Contract                                                            1
    Contestability                                                          1
    Assignment                                                              2
    Reports                                                                 2

NONFORFEITURE PROVISIONS                                                  4-5

OWNERSHIP PROVISIONS                                                        2
    Owner of Policy                                                         2
    Change of Ownership                                                     2
    Beneficiary                                                             2

POLICY SPECIFICATIONS                                           Follows Index

PREMIUM PROVISIONS                                                          3

SETTLEMENT OPTION TABLE                                        Follows Page 7

TRANSFER, WITHDRAWAL AND LOAN PROVISIONS                                5 - 6
    Transfers                                                               5
    Withdrawals                                                             5
    Withdrawal Charges                                                      5
    Loans                                                                   5
    Transfer, Withdrawal and Loan Procedures                                6

VARIABLE ACCOUNT PROVISIONS                                             3 - 4
    Separate Account                                                        3
    Liabilities of Separate Account                                         3
    Separate Account Value                                                  3
    Subaccounts                                                             4
    Rights Reserved By The Company                                          4
    Accumulation Unit Value                                                 4

                              POLICY SPECIFICATIONS



INSURED LIVES              JOHN DOE                 ISSUE AGE        35
                           JANE DOE                                  35

EFFECTIVE DATE             JAN 01 1999              POLICY NUMBER    0000000

INITIAL SPECIFIED AMOUNT   $100,000                 ISSUE DATE       JAN 01 1999




                              COVERAGE INFORMATION


                             RATE         INITIAL
                             CLASS       SPECIFIED     MATURITY OR    MONTHLY
BENEFIT DESCRIPTION         PERCENT       AMOUNT       EXPIRY DATE     RATE

MODIFIED SINGLE PREMIUM
VARIABLE LIFE*                100        $100,000      [JAN 01 2064]  SEE PAGE D








* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN IF PREMIUMS PAID ARE INSUFFICIENT TO CONTINUE THE COVERAGE TO SUCH DATE. EVEN IF COVERAGE CONTINUES TO THE MATURITY DATE, THERE MAY BE NO SURRENDER VALUE TO BE PAID ON THAT DATE.





                               PREMIUM INFORMATION



SINGLE PREMIUM                                     [$10,000]


INSURED RATE CLASS                                 STANDARD TOBACCO/NON-TOBACCO







                                                                          Page A

                              POLICY SPECIFICATIONS



INSURED LIVES              JOHN DOE                 ISSUE AGE        35
                           JANE DOE                                  35

EFFECTIVE DATE             JAN 01 1999              POLICY NUMBER    [000000]

MONTHLY PROCESSING DAY                              DAY 01 OF EACH MONTH

DEDUCTION PERIOD                                    [65 YEARS, 00 MONTHS]

MINIMUM SPECIFIED AMOUNT AFTER WITHDRAWAL           [$10,000]

MINIMUM WITHDRAWAL AMOUNT                           [$100.00]

MINIMUM NET SURRENDER VALUE AFTER WITHDRAWAL        [$5,000]

MINIMUM LOAN AMOUNT                                 [$1,000.00]

POLICY LOAN INTEREST CHARGED                        [5.50%]

POLICY LOAN INTEREST CREDITED
      Preferred Loan Portion                        [5.50%]
      Non-Preferred Loan Portion                    [3.50%]

MINIMUM PREMIUM                                     [$10,000.00]

IRC SECTION 7702 TEST                               GUIDELINE PREMIUM


                         TABLE OF DEATH BENEFIT FACTORS


ATTAINED                    ATTAINED                   ATTAINED                    ATTAINED
  AGE*       PERCENT          AGE*        PERCENT        AGE*        PERCENT         AGE*         PERCENT

  0-40         250             50           185           60           130            70            115
   41          243             51           178           61           128            71            113
   42          236             52           171           62           126            72            111
   43          229             53           164           63           124            73            109
   44          222             54           157           64           122            74            107
   45          215             55           150           65           120          75-90           105
   46          209             56           146           66           119            91            104
   47          203             57           142           67           118            92            103
   48          197             58           138           68           117            93            102
   49          191             59           134           69           116            94            101
                                                                                      95+           100




*ATTAINED AGE IS THE AGE ON LAST BIRTHDAY AS OF THE BEGINNING OF THE POLICY
 YEAR.




                                                                          Page B

                              POLICY SPECIFICATIONS


LIVES INSURED              JOHN DOE                 ISSUE AGE        35
                           JANE DOE                                  35


ISSUE DATE                 JAN 01 1999              POLICY NUMBER    [000000]


SEPARATE ACCOUNT                                    INITIAL PREMIUM ALLOCATION

KEMPER AGGRESSIVE GROWTH PORTFOLIO                             100%
KEMPER TECHNOLOGY GROWTH PORTFOLIO
KEMPER-DREMAN FINANCIAL SERVICES PORTFOLIO
KEMPER SMALL CAP GROWTH PORTFOLIO
KEMPER SMALL CAP VALUE PORTFOLIO
KEMPER-DREMAN HIGH RETURN EQUITY PORTFOLIO
KEMPER INTERNATIONAL PORTFOLIO
KEMPER INTERNATIONAL GROWTH & INCOME PORTFOLIO
KEMPER GLOBAL BLUE CHIP PORTFOLIO
KEMPER GROWTH PORTFOLIO
KEMPER CONTRARIAN VALUE PORTFOLIO
KEMPER BLUE CHIP PORTFOLIO
KEMPER VALUE+GROWTH PORTFOLIO
KEMPER HORIZON 20+ PORTFOLIO
KEMPER TOTAL RETURN PORTFOLIO
KEMPER HORIZON 10+ PORTFOLIO
KEMPER HIGH YIELD PORTFOLIO
KEMPER HORIZON 5 PORTFOLIO
KEMPER GLOBAL INCOME PORTFOLIO
KEMPER INVESTMENT GRADE BOND PORTFOLIO
KEMPER GOVERNMENT SECURITIES PORTFOLIO
KEMPER MONEY MARKET PORTFOLIO
SCUDDER VLIF GLOBAL DISCOVERY PORTFOLIO
SCUDDER VLIF GROWTH AND INCOME PORTFOLIO
SCUDDER VLIF INTERNATIONAL PORTFOLIO
SCUDDER VLIF CAPITAL GROWTH PORTFOLIO
JANUS ASPEN GROWTH PORTFOLIO
JANUS ASPEN GROWTH AND INCOME PORTFOLIO
WARBURG EMERGING MARKETS PORTFOLIO
WARBURG POST-VENTURE CAPITAL PORTFOLIO


ASSET BASED CHARGES ARE ASSESSED FOR THE ABOVE SUBACCOUNTS. FOR A COMPLETE DISCUSSION OF ASSET BASED CHARGES, PLEASE REFER TO SCHEDULE 1.












                                                                          Page C

                              POLICY SPECIFICATIONS

LIVES INSURED              JOHN DOE                 ISSUE AGE        35
                           JANE DOE                                  35

ISSUE DATE                 JAN 01 1999              POLICY NUMBER    [000000]

         TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES* PER $1,000


    ATTAINED          NON-                                  ATTAINED          NON-
      AGE            TOBACCO           TOBACCO                 AGE           TOBACCO            TOBACCO
------------------------------------------------------------------------------------------------------------
       0            0.219480           0.219480                50           0.428690           0.837880
       1            0.085880           0.085880                51           0.468090           0.916270
       2            0.082540           0.082540                52           0.513380           1.004870
       3            0.080880           0.080880                53           0.565410           1.105400
       4            0.077540           0.077540                54           0.623350           1.215380
       5            0.073370           0.073370                55           0.688070           1.333150
       6            0.069200           0.069200                56           0.758730           1.457890
       7            0.065030           0.065030                57           0.833670           1.589640
       8            0.062530           0.062530                58           0.917110           1.728430
       9            0.061690           0.061690                59           1.010780           1.877720
       10           0.062530           0.062530                60           1.115550           2.044410
       11           0.067530           0.067530                61           1.232310           2.232910
       12           0.076700           0.076700                62           1.367070           2.445950
       13           0.089220           0.089220                63           1.519910           2.684600
       14           0.103400           0.103400                64           1.690090           2.946500
       15           0.113420           0.146810                65           1.876860           3.224930
       16           0.123430           0.163510                66           2.079500           3.517450
       17           0.130940           0.175200                67           2.297270           3.821590
       18           0.135950           0.184390                68           2.534600           4.141890
       19           0.139290           0.190240                69           2.798580           4.490890
       20           0.140130           0.193580                70           3.098170           4.877870
       21           0.138460           0.193580                71           3.441600           5.314990
       22           0.135950           0.190240                72           3.839990           5.812080
       23           0.132610           0.186890                73           4.293280           6.366660
       24           0.129280           0.181880                74           4.794460           6.979050
       25           0.125100           0.176030                75           5.333740           7.638620
       26           0.122600           0.172690                76           5.907380           8.318710
       27           0.120930           0.171020                77           6.511600           9.007620
       28           0.120090           0.171020                78           7.150730           9.710250
       29           0.120090           0.173530                79           7.845900           10.451730
       30           0.120930           0.177710                80           8.620930           11.258160
       31           0.123430           0.183550                81           9.498890           12.154910
       32           0.126770           0.191070                82           10.501350          13.160810
       33           0.131780           0.201100                83           11.628210          14.262960
       34           0.137620           0.212790                84           12.862100          15.427670
       35           0.144300           0.227000                85           14.178860          16.617240
       36           0.151820           0.243720                86           15.565070          17.803170
       37           0.161840           0.264620                87           17.002260          19.039280
       38           0.172690           0.288040                88           18.486430          20.348230
       39           0.184390           0.314810                89           20.041320          21.671680
       40           0.198590           0.345780                90           21.693700          23.030110
       41           0.213630           0.379270                91           23.488560          24.468300
       42           0.229510           0.416120                92           25.504290          26.169550
       43           0.247060           0.456350                93           27.961930          28.406850
       44           0.266290           0.500790                94           31.383850          31.563380
       45           0.288040           0.547780                95           36.798270          36.798270
       46           0.311460           0.596470                96           46.588990          46.588990
       47           0.336570           0.649400                97           67.043870          67.043870
       48           0.364190           0.706570                98           83.333330          83.333330
       49           0.394340           0.768830                99           83.333330          83.333330


*THE GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES SHALL BE THE RATES SHOWN IN THE TABLE ABOVE MULTIPLIED BY THE APPROPRIATE RATE CLASS PERCENT. THIS PERCENT IS SHOWN ON PAGE 1 OF THE POLICY SPECIFICATIONS. THE RATES ACTUALLY CHARGED MAY BE REDUCED IN ACCORDANCE WITH THE COST OF INSURANCE RATE SECTION.



                                                                          Page D

               GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES


                     --------------------------------------------------------------
                                           MALE NON-TOBACCO
                     --------------------------------------------------------------
                       ATTAINED                        ATTAINED
                          AGE                             AGE
                     ------------------------------   -----------------------------
                           0          0.219480            50          0.428690
                     ------------------------------   -----------------------------
                           1          0.085880            51          0.468090
                     ------------------------------   -----------------------------
                           2          0.082540            52          0.513380
                     ------------------------------   -----------------------------
                           3          0.080880            53          0.565410
                     ------------------------------   -----------------------------
                           4          0.077540            54          0.623350
                     ------------------------------   -----------------------------
                           5          0.073370            55          0.688070
                     ------------------------------   -----------------------------
                           6          0.069200            56          0.758730
                     ------------------------------   -----------------------------
                           7          0.065030            57          0.833670
                     ------------------------------   -----------------------------
                           8          0.062530            58          0.917110
                     ------------------------------   -----------------------------
                           9          0.061690            59          1.010780
                     ------------------------------   -----------------------------
                          10          0.062530            60          1.115550
                     ------------------------------   -----------------------------
                          11          0.067530            61          1.232310
                     ------------------------------   -----------------------------
                          12          0.076700            62          1.367070
                     ------------------------------   -----------------------------
                          13          0.089220            63          1.519910
                     ------------------------------   -----------------------------
                          14          0.103400            64          1.690090
                     ------------------------------   -----------------------------
                          15          0.113420            65          1.876860
                     ------------------------------   -----------------------------
                          16          0.123430            66          2.079500
                     ------------------------------   -----------------------------
                          17          0.130940            67          2.297270
                     ------------------------------   -----------------------------
                          18          0.135950            68          2.534600
                     ------------------------------   -----------------------------
                          19          0.139290            69          2.798580
                     ------------------------------   -----------------------------
                          20          0.140130            70          3.098170
                     ------------------------------   -----------------------------
                          21          0.138460            71          3.441600
                     ------------------------------   -----------------------------
                          22          0.135950            72          3.839990
                     ------------------------------   -----------------------------
                          23          0.132610            73          4.293280
                     ------------------------------   -----------------------------
                          24          0.129280            74          4.794460
                     ------------------------------   -----------------------------
                          25          0.125100            75          5.333740
                     ------------------------------   -----------------------------
                          26          0.122600            76          5.907380
                     ------------------------------   -----------------------------
                          27          0.120930            77          6.511600
                     ------------------------------   -----------------------------
                          28          0.120090            78          7.150730
                     ------------------------------   -----------------------------
                          29          0.120090            79          7.845900
                     ------------------------------   -----------------------------
                          30          0.120930            80          8.620930
                     ------------------------------   -----------------------------
                          31          0.123430            81          9.498890
                     ------------------------------   -----------------------------
                          32          0.126770            82         10.501350
                     ------------------------------   -----------------------------
                          33          0.131780            83         11.628210
                     ------------------------------   -----------------------------
                          34          0.137620            84         12.862100
                     ------------------------------   -----------------------------
                          35          0.144300            85         14.178860
                     ------------------------------   -----------------------------
                          36          0.151820            86         15.565070
                     ------------------------------   -----------------------------
                          37          0.161840            87         17.002260
                     ------------------------------   -----------------------------
                          38          0.172690            88         18.486430
                     ------------------------------   -----------------------------
                          39          0.184390            89         20.041320
                     ------------------------------   -----------------------------
                          40          0.198590            90         21.693700
                     ------------------------------   -----------------------------
                          41          0.213630            91         23.488560
                     ------------------------------   -----------------------------
                          42          0.229510            92         25.504290
                     ------------------------------   -----------------------------
                          43          0.247060            93         27.961930
                     ------------------------------   -----------------------------
                          44          0.266290            94         31.383850
                     ------------------------------   -----------------------------
                          45          0.288040            95         36.798270
                     ------------------------------   -----------------------------
                          46          0.311460            96         46.588990
                     ------------------------------   -----------------------------
                          47          0.336570            97         67.043870
                     ------------------------------   -----------------------------
                          48          0.364190            98         83.333330
                     ------------------------------   -----------------------------
                          49          0.394340            99         83.333330
                     ------------------------------   -----------------------------

               GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES


                     --------------------------------------------------------------
                                             MALE TOBACCO

                     ------------------------------- -------------------------------
                       ATTAINED                        ATTAINED
                         AGE                             AGE
                     ------------------------------   -----------------------------
                          0           0.219480            50         0.837880
                     ------------------------------   -----------------------------
                          1           0.085880            51         0.916270
                     ------------------------------   -----------------------------
                          2           0.082540            52         1.004870
                     ------------------------------   -----------------------------
                          3           0.080880            53         1.105400
                     ------------------------------   -----------------------------
                          4           0.077540            54         1.215380
                     ------------------------------   -----------------------------
                          5           0.073370            55         1.333150
                     ------------------------------   -----------------------------
                          6           0.069200            56         1.457890
                     ------------------------------   -----------------------------
                          7           0.065030            57         1.589640
                     ------------------------------   -----------------------------
                          8           0.062530            58         1.728430
                     ------------------------------   -----------------------------
                          9           0.061690            59         1.877720
                     ------------------------------   -----------------------------
                          10          0.062530            60         2.044410
                     ------------------------------   -----------------------------
                          11          0.067530            61         2.232910
                     ------------------------------   -----------------------------
                          12          0.076700            62         2.445950
                     ------------------------------   -----------------------------
                          13          0.089220            63         2.684600
                     ------------------------------   -----------------------------
                          14          0.103400            64         2.946500
                     ------------------------------   -----------------------------
                          15          0.146810            65         3.224930
                     ------------------------------   -----------------------------
                          16          0.163510            66         3.517450
                     ------------------------------   -----------------------------
                          17          0.175200            67         3.821590
                     ------------------------------   -----------------------------
                          18          0.184390            68         4.141890
                     ------------------------------   -----------------------------
                          19          0.190240            69         4.490890
                     ------------------------------   -----------------------------
                          20          0.193580            70         4.877870
                     ------------------------------   -----------------------------
                          21          0.193580            71         5.314990
                     ------------------------------   -----------------------------
                          22          0.190240            72         5.812080
                     ------------------------------   -----------------------------
                          23          0.186890            73         6.366660
                     ------------------------------   -----------------------------
                          24          0.181880            74         6.979050
                     ------------------------------   -----------------------------
                          25          0.176030            75         7.638620
                     ------------------------------   -----------------------------
                          26          0.172690            76         8.318710
                     ------------------------------   -----------------------------
                          27          0.171020            77         9.007620
                     ------------------------------   -----------------------------
                          28          0.171020            78         9.710250
                     ------------------------------   -----------------------------
                          29          0.173530            79         10.451730
                     ------------------------------   -----------------------------
                          30          0.177710            80         11.258160
                     ------------------------------   -----------------------------
                          31          0.183550            81         12.154910
                     ------------------------------   -----------------------------
                          32          0.191070            82         13.160810
                     ------------------------------   -----------------------------
                          33          0.201100            83         14.262960
                     ------------------------------   -----------------------------
                          34          0.212790            84         15.247670
                     ------------------------------   -----------------------------
                          35          0.227000            85         16.617240
                     ------------------------------   -----------------------------
                          36          0.243720            86         17.803170
                     ------------------------------   -----------------------------
                          37          0.264620            87         19.039280
                     ------------------------------   -----------------------------
                          38          0.288040            88         20.348230
                     ------------------------------   -----------------------------
                          39          0.314810            89         21.671680
                     ------------------------------   -----------------------------
                          40          0.345780            90         23.030110
                     ------------------------------   -----------------------------
                          41          0.379270            91         24.468300
                     ------------------------------   -----------------------------
                          42          0.416120            92         26.169550
                     ------------------------------   -----------------------------
                          43          0.456350            93         28.406850
                     ------------------------------   -----------------------------
                          44          0.500790            94         31.563380
                     ------------------------------   -----------------------------
                          45          0.547780            95         36.798270
                     ------------------------------   -----------------------------
                          46          0.596470            96         46.588990
                     ------------------------------   -----------------------------
                          47          0.649400            97         67.043870
                     ------------------------------   -----------------------------
                          48          0.706570            98         83.333330
                     ------------------------------   -----------------------------
                          49          0.768830            99         83.333330
                     ------------------------------   -----------------------------

               GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES


                     --------------------------------------------------------------
                                          FEMALE NON-TOBACCO

                     --------------------------------------------------------------
                       ATTAINED                        ATTAINED
                         AGE                             AGE
                     ------------------------------   -----------------------------
                          0           0.156830            50         0.362520
                     ------------------------------   -----------------------------
                          1           0.070030            51         0.390150
                     ------------------------------   -----------------------------
                          2           0.066700            52         0.421990
                     ------------------------------   -----------------------------
                          3           0.065030            53         0.457190
                     ------------------------------   -----------------------------
                          4           0.064190            54         0.493240
                     ------------------------------   -----------------------------
                          5           0.062530            55         0.531830
                     ------------------------------   -----------------------------
                          6           0.060860            56         0.570440
                     ------------------------------   -----------------------------
                          7           0.059190            57         0.608230
                     ------------------------------   -----------------------------
                          8           0.058360            58         0.646040
                     ------------------------------   -----------------------------
                          9           0.057520            59         0.688910
                     ------------------------------   -----------------------------
                          10          0.056690            60         0.739370
                     ------------------------------   -----------------------------
                          11          0.058360            61         0.801660
                     ------------------------------   -----------------------------
                          12          0.060860            62         0.879170
                     ------------------------------   -----------------------------
                          13          0.064190            63         0.974480
                     ------------------------------   -----------------------------
                          14          0.068360            64         1.081730
                     ------------------------------   -----------------------------
                          15          0.071700            65         1.197600
                     ------------------------------   -----------------------------
                          16          0.075040            66         1.317890
                     ------------------------------   -----------------------------
                          17          0.077540            67         1.440910
                     ------------------------------   -----------------------------
                          18          0.080040            68         1.568370
                     ------------------------------   -----------------------------
                          19          0.082540            69         1.710530
                     ------------------------------   -----------------------------
                          20          0.084210            70         1.877720
                     ------------------------------   -----------------------------
                          21          0.085880            71         2.082070
                     ------------------------------   -----------------------------
                          22          0.086720            72         2.333340
                     ------------------------------   -----------------------------
                          23          0.088380            73         2.635430
                     ------------------------------   -----------------------------
                          24          0.090050            74         2.984600
                     ------------------------------   -----------------------------
                          25          0.091720            75         3.376280
                     ------------------------------   -----------------------------
                          26          0.094220            76         3.802330
                     ------------------------------   -----------------------------
                          27          0.095890            77         4.261570
                     ------------------------------   -----------------------------
                          28          0.098400            78         4.761660
                     ------------------------------   -----------------------------
                          29          0.101730            79         5.319450
                     ------------------------------   -----------------------------
                          30          0.104240            80         5.958680
                     ------------------------------   -----------------------------
                          31          0.107580            81         6.700420
                     ------------------------------   -----------------------------
                          32          0.110910            82         7.564140
                     ------------------------------   -----------------------------
                          33          0.115090            83         8.550150
                     ------------------------------   -----------------------------
                          34          0.120090            84         9.651690
                     ------------------------------   -----------------------------
                          35          0.125940            85         10.861090
                     ------------------------------   -----------------------------
                          36          0.134280            86         12.174410
                     ------------------------------   -----------------------------
                          37          0.144300            87         13.594640
                     ------------------------------   -----------------------------
                          38          0.155160            88         15.128280
                     ------------------------------   -----------------------------
                          39          0.166850            89         16.793990
                     ------------------------------   -----------------------------
                          40          0.181050            90         18.613420
                     ------------------------------   -----------------------------
                          41          0.196080            91         20.640050
                     ------------------------------   -----------------------------
                          42          0.211120            92         22.968510
                     ------------------------------   -----------------------------
                          43          0.226170            93         25.797340
                     ------------------------------   -----------------------------
                          44          0.241210            94         29.586210
                     ------------------------------   -----------------------------
                          45          0.257930            95         35.366190
                     ------------------------------   -----------------------------
                          46          0.275490            96         45.525080
                     ------------------------------   -----------------------------
                          47          0.294730            97         66.318680
                     ------------------------------   -----------------------------
                          48          0.314810            98         83.333330
                     ------------------------------   -----------------------------
                          49          0.337410            99         83.333330
                     ------------------------------   -----------------------------

               GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES


                     --------------------------------------------------------------
                                            FEMALE TOBACCO
                     --------------------------------------------------------------
                       ATTAINED                        ATTAINED
                         AGE                             AGE
                     ------------------------------   -----------------------------
                          0           0.156830            50         0.566250
                     ------------------------------   -----------------------------
                          1           0.070030            51         0.607390
                     ------------------------------   -----------------------------
                          2           0.066700            52         0.654440
                     ------------------------------   -----------------------------
                          3           0.065030            53         0.706570
                     ------------------------------   -----------------------------
                          4           0.064190            54         0.759570
                     ------------------------------   -----------------------------
                          5           0.062530            55         0.814290
                     ------------------------------   -----------------------------
                          6           0.060860            56         0.868210
                     ------------------------------   -----------------------------
                          7           0.059190            57         0.918800
                     ------------------------------   -----------------------------
                          8           0.058360            58         0.968570
                     ------------------------------   -----------------------------
                          9           0.057520            59         1.021750
                     ------------------------------   -----------------------------
                          10          0.056690            60         1.085110
                     ------------------------------   -----------------------------
                          11          0.058360            61         1.164600
                     ------------------------------   -----------------------------
                          12          0.060860            62         1.267040
                     ------------------------------   -----------------------------
                          13          0.064190            63         1.391670
                     ------------------------------   -----------------------------
                          14          0.068360            64         1.530960
                     ------------------------------   -----------------------------
                          15          0.080040            65         1.678160
                     ------------------------------   -----------------------------
                          16          0.084210            66         1.828210
                     ------------------------------   -----------------------------
                          17          0.088380            67         1.973420
                     ------------------------------   -----------------------------
                          18          0.092560            68         2.120610
                     ------------------------------   -----------------------------
                          19          0.095060            69         2.280960
                     ------------------------------   -----------------------------
                          20          0.097560            70         2.470900
                     ------------------------------   -----------------------------
                          21          0.099230            71         2.712220
                     ------------------------------   -----------------------------
                          22          0.101730            72         3.008860
                     ------------------------------   -----------------------------
                          23          0.104240            73         3.363220
                     ------------------------------   -----------------------------
                          24          0.106740            74         3.769070
                     ------------------------------   -----------------------------
                          25          0.109240            75         4.214910
                     ------------------------------   -----------------------------
                          26          0.113420            76         4.691660
                     ------------------------------   -----------------------------
                          27          0.116760            77         5.192770
                     ------------------------------   -----------------------------
                          28          0.120930            78         5.725870
                     ------------------------------   -----------------------------
                          29          0.125940            79         6.310570
                     ------------------------------   -----------------------------
                          30          0.131780            80         6.970840
                     ------------------------------   -----------------------------
                          31          0.136790            81         7.726990
                     ------------------------------   -----------------------------
                          32          0.142630            82         8.595770
                     ------------------------------   -----------------------------
                          33          0.150150            83         9.611100
                     ------------------------------   -----------------------------
                          34          0.158500            84         10.726950
                     ------------------------------   -----------------------------
                          35          0.167680            85         11.929990
                     ------------------------------   -----------------------------
                          36          0.181880            86         13.214160
                     ------------------------------   -----------------------------
                          37          0.198590            87         14.570110
                     ------------------------------   -----------------------------
                          38          0.217810            88         16.008410
                     ------------------------------   -----------------------------
                          39          0.238700            89         17.532150
                     ------------------------------   -----------------------------
                          40          0.263790            90         19.256820
                     ------------------------------   -----------------------------
                          41          0.290550            91         21.156900
                     ------------------------------   -----------------------------
                          42          0.317320            92         23.319700
                     ------------------------------   -----------------------------
                          43          0.344100            93         25.937870
                     ------------------------------   -----------------------------
                          44          0.370890            94         29.586210
                     ------------------------------   -----------------------------
                          45          0.399370            95         35.366190
                     ------------------------------   -----------------------------
                          46          0.428690            96         45.525080
                     ------------------------------   -----------------------------
                          47          0.458870            97         66.318680
                     ------------------------------   -----------------------------
                          48          0.491570            98         83.333330
                     ------------------------------   -----------------------------
                          49          0.527640            99         83.333330
                     ------------------------------   -----------------------------

                                   SCHEDULE 1




                             CHARGES AND DEDUCTIONS



--------------------------------------------------------------------------------
                         SCHEDULE OF ASSET BASED CHARGES
--------------------------------------------------------------------------------
Mortality and Expense Risk Charge                                           .90%
--------------------------------------------------------------------------------

Administration Charge                        .35% annually for Policy Years 1-10
                                     .25% annually for Policy Years 11 and later

Tax Charge                                   .40% annually for Policy Years 1-10



THE ASSET BASED CHARGES WILL BE ASSESSED DAILY ON THE SEPARATE ACCOUNT VALUE.


The Annual Record Maintenance Charge of $30 is deducted from your Cash Value at the end of the Policy Year.

----------------------------------------------------------------------------------------------------------
                     SCHEDULE OF PREMIUM WITHDRAWAL CHARGES
----------------------------------------------------------------------------------------------------------
       POLICY YEARS                  SURRENDER             PREMIUM TAX              TOTAL WITHDRAWAL
    ELAPSED SINCE ISSUE                CHARGE                 CHARGE                     CHARGE
----------------------------------------------------------------------------------------------------------
             1                         7.75%                  2.25%                      10.00%
             2                         7.75%                  2.00%                      9.75%
             3                         7.50%                  1.75%                      9.25%
             4                         6.50%                  1.50%                      8.00%
             5                         5.75%                  1.25%                      7.00%
             6                         5.00%                  1.00%                      6.00%
             7                         4.25%                   .75%                      5.00%
             8                         3.50%                   .50%                      4.00%
             9                         2.75%                   .25%                      3.00%
          over 9                         0%                     0%                         0%
----------------------------------------------------------------------------------------------------------



THE WITHDRAWAL CHARGE PERCENTAGES ARE APPLIED AGAINST THE ORIGINAL SINGLE PREMIUM AMOUNT. A FREE PARTIAL WITHDRAWAL OF THE GREATER OF 10% OF CASH VALUE OR CASH VALUE LESS PREMIUM PAID IS AVAILABLE EACH YEAR. PREMIUM PAID FOR THIS PURPOSE IS THE PREMIUM SUBJECT TO A WITHDRAWAL CHARGE MINUS WITHDRAWALS PREVIOUSLY ASSESSED [A WITHDRAWAL CHARGE].

DEFINITIONS
                        ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount.

                        ACCUMULATION UNIT VALUE - The value of a Subaccount determined for a Valuation Period according to the formula stated in this policy.

                        ADMINISTRATION CHARGE - A charge deducted from the Cash Value for a portion of Our administrative costs.

                        CASH VALUE - The sum of the Separate Account Value plus the Fixed Account Value plus the Loan Account Value.

                        DEBT - The principal of any outstanding loan plus any loan interest due or accrued.

                        DEDUCTION DAY - The Deduction Day is stated in the policy specifications. It is the same day in each month as the Effective Date. It is the day from which policy months are determined.

                        EFFECTIVE DATE - The Effective Date is shown on the front of Your policy. It is the date coverage becomes effective. If the Effective Date would have been the 29th, 30th or 31st of the month, the Effective Date will be the 28th day of that month.

                        FIXED ACCOUNT - The portion of the Cash Value allocated to our General Account, including amounts allocated to our DCA Fixed Account to be transferred to the Subaccount under the automatic Dollar Cost Averaging program.

                        FIXED ACCOUNT VALUE - The value of the Fixed Account.

                        FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                        GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account or any other Separate Account.

                        GUIDELINE SINGLE PREMIUM - The Guideline Single Premium as defined in Section 7702 of the Internal Revenue Code.

                        ISSUE AGE - The attained age as of the Life Insured's last birthday on the Effective Date.

                        ISSUE DATE - The issue date stated in the policy specifications. It is the date all requirements for coverage and Premium have been received, and the policy is approved.

                        LIVES INSURED - The persons whose lives are insured under the policy as set forth in the policy specifications.

                        LOAN ACCOUNT - The account established for amounts transferred from the Subaccounts as security for outstanding Policy Debt.

                        LOAN ACCOUNT VALUE - The value of the Loan Account.

                        MATURITY DATE - The Maturity Date is stated in the policy specifications. It is the policy anniversary nearest the insured's 100th birthday.

                        MORTALITY AND EXPENSE CHARGE - A charge deducted in the calculation of the accumulation unit value. It is for Our assumption of mortality risks and expense guarantees.

                        NET SURRENDER VALUE - The Surrender Value minus any
                        Debt.

                        OWNER - See "You, Your, Yours" below.

                        POLICY YEAR - Each twelve-month period beginning on the Effective Date and each Policy Anniversary.

                        PREFERRED LOAN - The portion of any loan as to which the loan account is credited a higher rate of interest. The maximum amount available as a Preferred Loan is the Separate Account Values minus premium paid plus any prior withdrawal of premium.

                        PREMIUM - The dollar amount We receive in U.S. currency to buy the benefits this policy provides.

                        RECORDS MAINTENANCE CHARGE - A charge assessed against Your policy as specified in the policy specifications.

                        RECEIVED - Received by Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.

                        SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

                        SEPARATE ACCOUNT VALUE - The sum of the Subaccount Values of this policy on the Valuation Date.

                        SUBACCOUNTS - The Separate Account has several Subaccounts. The available Subaccounts are stated in the policy specifications.

                        SUBACCOUNT VALUE - The value of each Subaccount calculated separately according to the formula stated in this policy.

                        SURRENDER VALUE - The Surrender Value of this policy is the Cash Value minus any applicable withdrawal charge.

                        SURVIVING INSURED - The second Life Insured to die.

                        TAX EXPENSE CHARGE - A charge deducted from the Cash Value to pay applicable state and local Premium taxes and federal taxes imposed under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code").

                        TRADE DATE - The Trade Date is ten (10) days plus the number of days in your right to cancel period after the Issue Date. It is the date that your initial premium plus any interest will be allocated to the Subaccounts according to your instructions. The right to cancel period is shown on the front of Your policy.

                        VALUATION DATE - Each business day that applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                        VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                        WE, OUR, US - Kemper Investors Life Insurance Company, Long Grove, Illinois.

                        YOU, YOUR, YOURS - The party(s) named as owner in the application unless later changed as provided in this policy. The owner, prior to the distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this policy.
GENERAL PROVISIONS

THE POLICY              The policy, the attached application and any
                        supplemental application(s) constitute the entire contract between the parties. All statements made in the application and supplemental application(s) are deemed representations and not warranties. No misstatement will void this policy or be used as a defense of a claim unless it is contained in the application or any supplemental application.

MODIFICATION OF         Only Our president, secretary and assistant secretaries
POLICY                  have the power to approve a change or waive any
                        provisions of this policy. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of this policy.

CONTESTABILITY          We cannot contest this policy after it has been in force
                        for two years from the Effective Date.

                        If the policy is reinstated, a new two year contestability period will apply from the Effective Date of the reinstatement and will apply only to statements made in the application for the reinstatement.

MISSTATEMENT OF AGE     If the age and/or sex of the Life Insured was misstated,
AND/OR SEX              the death benefit and all policy values will be adjusted
                        based on what the initial Premium would have purchased using the correct ages and/or sexes.

SUICIDE If the first death is by suicide, within two years of the Effective Date or date of reinstatement, whether the Life Insured was sane or insane, We will reissue this policy. The new policy on the Surviving Insured will be a single life permanent policy which is available at time of re-issue. The suicide provision for the new policy will be effective as of the original issue date.

                        If the second death is by suicide, within two years from the Effective Date, whether the Surviving Insured is sane or insane, We will pay only the Premiums paid less any withdrawal and Debt. If the second death occurs by suicide within two years after the date of reinstatement, Our total liability with respect to such reinstatement will be the cost of insurance since the date of reinstatement.

EFFECTIVE DATE          The Effective Date of coverage under this policy is the
OF COVERAGE             Effective Date. If the Effective Date would have been
                        the 29th, 30th, or 31st of the month, the Effective Date will be the 28th day of that month. Incontestability and suicide periods are measured from the Effective Date. We will deduct the first monthly deduction on the Effective
                        Date.

TERMINATION             All coverage under this policy terminates when any one
                        of the following occurs:

                        1.      You request that coverage terminates;

                        2.      The Surviving Insured dies;

                        3.      This policy matures, or

                        4.      The grace period ends and there is Debt
                                outstanding.

ASSIGNMENT              No assignment of this policy is binding unless We
                        receive written notice of the assignment. We assume no responsibility for the validity or sufficiency of any assignment. Once notice of the assignment is recorded, the rights of the owner, annuitant and beneficiary are subject to the assignment. Any claim is subject to proof of interest of the assignee.

DUE PROOF OF DEATH      The death benefit is payable when the Surviving Insured
                        dies. We must receive written proof of both deaths within sixty days of the death of each of the Lives
                        Insured, or as soon thereafter as is reasonably possible. The proof may be a certified death certificate, the written statement of a physician, or any other proof satisfactory to Us.

RESERVES, CASH VALUES   All reserves are equal to or greater than those required
AND DEATH BENEFITS      by statute. Any available Cash Value and death benefit
                        are not less than the minimum benefits required by the statutes of the state in which this policy is delivered.

BASIS OF COMPUTATIONS   A detailed statement of the method of computations of
                        cash values under this policy has been filed with the insurance department of the state in which this policy is delivered. The 1980 Commissioner's Standard Ordinary
                        Smoker or Nonsmoker Mortality tables, age last birthday, is the basis for minimum Cash Values, death benefits, and guaranteed maximum cost of insurance rates under this policy.

TAX TREATMENT           This policy is intended to qualify as a life insurance
                        policy under the Internal Revenue Code ("Code"). We may return Premiums which would disqualify the policy from tax treatment as a life insurance policy. This policy may be endorsed to reflect any change in the Code and its regulations and rulings. You will receive a copy of any such endorsement. If or when a federal income tax should apply, we may impose charges for federal income taxes attributed to the Separate Account. Charges for other taxes, if any, attributed to this policy may also be made.

NON-PARTICIPATING       This policy does not pay dividends. It will not share in
                        Our surplus or earnings.

REPORTS At least once each Policy Year We will send You a statement showing Premiums received, interest credited, investment experience, and charges made since the last report. The report will also show the current death benefit and Cash Value, as well as any other information required by statute.

OWNERSHIP PROVISIONS

OWNERS OF POLICY        The insured is the original policy owner
                        unless otherwise provided in the application. You have the right to cancel or amend this policy if We agree.
                        You may exercise every option and right conferred by this policy including the right of assignment. The joint owners must agree to any change if more than one owner is named.

CHANGE OF OWNERSHIP     You may change the owner by written request at any time
                        during the lifetime of the Surviving Insured. You must furnish information sufficient to clearly identify the new owner to Us. The change is subject to any existing assignment of this policy. When We record the effective date of the change, it will be the date the notice was signed except for action taken by Us prior to receiving the request. Any change is subject to the payment of any proceeds. We may require You to return this policy to Us for endorsement of a change.

BENEFICIARY             The application for this policy shows the original
DESIGNATED AND          beneficiary. You may change the beneficiary if You send
CHANGE OF BENEFICIARY   Us a written change form. Changes are subject to the
                        following:

                        1. The change must be filed while the Surviving Insured is alive;

                        2. This policy must be in force at the time You file a change;

                        3. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                        4.      Such change will take effect when We receive it;

                        5. After We receive the change, it will take effect on the date the change form was signed. However, action taken by Us before the change form was received will remain in effect; and

                        6. The request for change must provide information sufficient to identify the new beneficiary.

                        We may require You to return this policy for endorsement of a change.

DEATH OF BENEFICIARY    The interest of a beneficiary who dies before the
                        distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives, or if no beneficiary is named, the distribution will be made to the insured's estate.

                        If a beneficiary dies within ten days of the date of the Surviving Insured's death, the death benefit will be paid as if the Surviving Insured had survived the beneficiary.

DEATH BENEFIT PROVISIONS

PAYMENT OF DEATH        We will pay a death benefit to the beneficiary when We
BENEFITS                receive due proof of death, if the Surviving Insured
                        dies while this policy is inforce. The return of this policy is required before a payment is made.

                        We will pay the death benefit in a lump sum. This sum may be deferred for up to five years from the date of death. During this time, it will continue to accrue interest at the normal rate for death benefits left on deposit with Us.

                        Instead of a lump sum payment the beneficiary may elect to have the death benefit distributed under a settlement option. The beneficiary must make this choice within sixty days of the time We receive due proof of death.

AMOUNT PAYABLE          We compute the death benefit at the end of the Valuation
UPON DEATH              Period following Our receipt of due proof of death of
                        the Surviving Insured and the return of this policy.

                        As long there is positive Net Surrender Value or during the Grace Period, the death benefit is the greater of:

                        1. the specified amount on the date of the Surviving Insured's death, and

                        2. the cash value on the date of the Surviving Insured's death multiplied applicable death benefit factor at the time of death.

                        The death benefit proceeds equal a. minus b. minus c., where:

                        a.      is the death benefit

                        b. is any monthly deductions due during the grace period

                        c.      is any Debt.

                        The initial specified amount and the table of cash value corridors are shown in the policy specifications. The specified amount is the initial specified amount, unless reduced by a withdrawal.

                        If there is no positive Net Surrender Value, no Debt outstanding, you paid 100% of the Guideline Single Premium as your initial Premium, and your policy is not in the Grace Period, the death benefit will be your total Premium payments paid, less any withdrawal prior partial withdrawals of Premium.

DEFERMENT OF DEATH      The payment of death benefits in excess of the specified
BENEFITS                amount may be deferred: (a) for up to 6 months from the
                        date requested if these benefits are based upon policy values which do not depend on the investment performance of the Separate Account or (b) (1) during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings; (2) when trading in the markets normally utilized is restricted or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the accumulation unit value is not practical; or (3) for such other periods as the Securities and Exchange Commission may permit for protection of owners.

PREMIUM PROVISIONS
                        The owner may choose a minimum initial Premium of 90% or 100% of the Guideline Single Premium (based on the initial specified amount).

ADDITIONAL PREMIUM      Payment of additional Premium of at least $1,000 will be
                        permitted under the following circumstances:

                        1. An additional Premium payment is required to maintain or reinstate coverage, as described in the GRACE PERIOD and REINSTATEMENT provisions.

                        2. The Premium payment would not cause the policy to fail to meet the definition of a life insurance under Section 7702 of the Internal Revenue Code ("Code").

                        We reserve the right to require satisfactory evidence of insurability before accepting any additional Premium that increases the death benefit. Premium which does not meet the tax qualification guidelines for life insurance under the Code will not be applied to the policy.

                        If there is current Debt on the policy, additional moneys will be considered additional premium, unless You state otherwise.

PLACE OF PAYMENT        All Premiums under this policy must be paid to Us at Our
                        home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations. Premiums received by an agent will be allocated to the Subaccounts only after We receive them.

PREMIUM ALLOCATION      If you paid all or a portion of Your initial Premium
                        before the Issue Date of your Policy, we credit interest to your initial Premium for the period prior to the Issue Date at a rate not less than 3% annually. On the Issue Date (unless the Trade Date is the same as the Issue Date), we allocate the premium and any accumulations to the Kemper Money Market Subaccount. The
                        Subaccount value of the Kemper Money Market Subaccount will be allocated to the Subaccounts, according to the Premium allocation shown in the policy specifications, on the Trade Date. You may temporarily allocate a portion of Your initial Premium to any single Subaccount or to our Fixed Account to be transferred to the Subaccounts under our automatic dollar cost averaging program. Only initial Premiums may be allocated to the Fixed Account, and only for the purpose of subsequent transfers to the Subaccounts under our automatic dollar cost averaging program. (If the Issue Date is the same as the Trade Date, the Premium will be immediately allocated to the Subaccounts).

GRACE PERIOD            If the net Surrender Value immediately proceeding a
                        deduction is less than the monthly deduction for that month, a grace period of 61 days will be allowed for the payment, without evidence of insurability, of Premium payment or loan repayment equal to at least three monthly deductions.

                        This grace period will begin on the day We mail notice of the required payment to Your last known address.

                        If there is no current Debt on the policy, you paid 100% of the Guideline Single Premium as your Initial Premium, and payment is not received within the grace period, coverage under this policy will remain inforce, but the amount paid upon death of the insured after the grace period will be limited to the return of Your total Premiums paid less any prior partial withdrawals of premium. The Specified Amount coverage can be restored according to the REINSTATEMENT provision below.

                        If there is any Debt on the policy or you paid 90% of the Guideline Single Premium as your Initial Premium and payment is not received within the grace period, coverage under this policy will terminate at the end of the grace period in accordance with the NONFORFEITURE provisions.

                        If death of the Surviving Insured occurs within the grace period, any amount payable will be reduced by any unpaid monthly deductions.

REINSTATEMENT           If this policy enters insufficient fund value status as
                        defined on Page 10 below, and has not been surrendered for its Net Surrender Value, it may be reinstated to the Specified Amount at any time within 3 years after entering that status. The policy may also be reinstated within 3 years of policy lapse if it has not been surrendered for its Net Surrender Value. If one of the Lives Insured dies during the lapse, the policy will be re-issued as a single life permanent policy. Either type of reinstatement is subject to:

                        1. receipt of evidence of insurability satisfactory to Us;

                        2. payment of enough Premium to pay the unpaid monthly deductions due during the last expired grace period;

                        3. payment of a minimum Premium sufficient to keep this policy in force for three months; and

                        4. payment of any Debt against this policy which existed at the date of termination of coverage.

                        The effective date of reinstatement of a policy will be the Deduction Day that coincides with or next follows the date the application for reinstatement is approved by Us.

                        The SUICIDE and CONTESTABILITY provisions will apply from the effective date of reinstatement.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT        The variable benefits under this policy are provided
                        through the KILICO Variable Separate Account. This is called the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company
                        Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this policy and may be allocated for certain other policies.

LIABILITIES OF SEPARATE The assets equal to the reserves and other
ACCOUNT liabilities of the Separate Account will not be charged with liabilities arising out of any other business We may conduct. If the assets of the Separate Account exceed the liabilities under the policies supported by the separate Account, then the excess may be used to cover the liabilities of Our General Account. We will value the assets of the Separate Account on each Valuation Date.

SEPARATE ACCOUNT        On any Valuation Date, the Separate Account Value is the
VALUE                   sum of its Subaccount Values.

SUBACCOUNTS             The Separate Account consists of several Subaccounts as
                        shown in the policy specifications. We may, from time to time, combine or remove Subaccounts in the Separate
                        Account and establish additional Subaccounts of the Separate Account.

                        In such event, We may permit You to select other Subaccounts under this policy. However, the right to select any other Subaccount is limited by the terms and conditions We may impose such transactions.

SUBACCOUNT VALUE        On any Valuation Date, the Subaccount value in a
                        Subaccount equals:

                        1. the Subaccount value on the previous Valuation Date multiplied by the investment experience factor for the end of the current Valuation Period; plus

                        2. any net Premiums received and allocated to the Subaccount during the current Valuation Period; plus

                        3. any amounts transferred to the Subaccount during the current Valuation Period; minus

                        4. the pro-rata portion of any monthly deduction charged to the Subaccount when the Valuation Period includes a Deduction Day; minus

                        5. any amounts transferred or withdrawn from the Subaccount during the current Valuation Period; minus

                        6. any amounts loaned from the Subaccount during the current Valuation Period.

FUND Each Subaccount of the Separate Account will buy shares of an investment company registered under the Investment Company Act of 1940 as an open-end diversified management investment company of shares of a separate series thereof. Each such investment company with or series represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                        If We establish additional Subaccounts, each new Subaccount will invest in a new series of the Kemper Investors Fund or in shares of another investment company. We may also substitute other investment companies.

RIGHTS RESERVED BY      We reserve the right, subject to compliance with the
                        current law or as it may be changed in the future:

                        1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                        2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                        3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account.

                        4. To delete the shares of any of the portfolios of the fund or any other open-end investment company and to substitute, for the fund shares held in any Subaccount, the shares of another portfolio of the fund or the shares of another investment company or any other investment permitted by law; and

                        5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the fund in connection with the policies.

                        When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

ACCUMULATION UNIT       Each Subaccount has an accumulation unit value. When
VALUE                   Premiums or other amounts are allocated to a Subaccount,
                        a number of units are purchased based on the accumulation unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                        The accumulation unit value for each subsequent Valuation Period is the investment experience factor for that period multiplied by the accumulation unit value for the period immediately preceding. Each Valuation Period has a single accumulation unit value that is applied to each day in the period. The number of accumulation units will not change as a result of investment experience.

INVESTMENT EXPERIENCE   Each Subaccount has its own investment experience
                        factor. The investment experience of a Subaccount is calculated by applying the investment experience factor to the value in each Subaccount during the Valuation
                        Period.

                        The investment experience factor of a Subaccount for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                        1.      is the net result of:

                                a. the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

                                b. the per share amount of any dividend or capital gain distributions made by the investment held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                                c.       a charge or credit for any taxes
                                         reserved for the current Valuation
                                         Period which We determine resulted from
                                         the investment operations of the
                                         Subaccount;

                        2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period;

                        3. is the factor representing the sum of the Mortality and Expense Risk Charge, stated in the policy specifications, for the number of days in the Valuation Period.

NONFORFEITURE PROVISIONS

CASH VALUE              The cash value of this policy is equal to the sum of the
                        Separate Account Value, plus the Loan Account Value, plus the Fixed Account Value.

MONTHLY DEDUCTION       On each Deduction Day, a monthly deduction will be made
                        equal to the sum of the following:

                        1. the monthly cost of insurance charge for this policy; plus

                        2.      the monthly charge for any riders; plus

                        3.      the monthly Administration Charge; plus

                        4.      the monthly Tax Expense Charge.

                        The monthly deduction will be deducted from the Subaccounts and Fixed Account in proportion to the value that each Subaccount and Fixed Account bears to the Separate Account Value.

COST OF INSURANCE       We calculate the cost of insurance on each Deduction
                        Day.

                        The maximum cost of insurance charge equals a. times the result of b. minus c. where:

                        a. is the maximum cost of insurance rate per $1,000 for the initial specified amount;

                        b.      is the death benefit; and

                        c.      is the cash value.

COST OF INSURANCE       The cost of insurance rate is based on the insured's
                        sex, issue age, coverage year, and rate class. The cost of insurance is also based on whether 90% or 100% of the Guideline Single Premium has been paid at issue.

                        Any change in the cost of insurance rate will be on a uniform basis for all insureds of the same: 1. sex; 2. attained age at start of coverage; 3. coverage year; and
                        4. rate class. However, the cost of insurance rates will not exceed those shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 multiplied by any rate class percent over 100.

                        These rates are found in the policy specifications. These rates are based on the Commissioners 1980 Standard Ordinary Smoker and Nonsmoker Mortality Tables, Age Last Birthday.

RIDERS The monthly charges for any riders are shown in the policy specifications.

MORTALITY AND EXPENSE   These charges are shown in the policy specifications.
RISK CHARGE, ADMIN-
ISTRATION CHARGE, TAX
CHARGE, AND ANNUAL
RECORDS MAINTENANCE
CHARGE

INSUFFICIENT FUND       This policy will enter the insufficient fund value
VALUE STATUS            status as provided in the GRACE PERIOD provision if the
                        Net Surrender Value immediately preceding a deduction is:

                        1.      insufficient to cover the monthly deduction, and

                        2. no Premium payment or loan payment sufficient to cover at least three monthly deductions is received before the end of the grace period.

                        Any monthly deduction after entering insufficient fund value status will not be considered a reinstatement of this policy.

TRANSFER, WITHDRAWAL
AND LOAN PROVISIONS

TRANSFERS               You may direct all or part of one Subaccount's value to
                        another Subaccount.

                        Transfers will also be subject to the following conditions:

                        1. The minimum amount which may be transferred is $100 or, if smaller, the remaining value in a Subaccount;

                        2. No partial transfer will be made if the remaining value of any Subaccount will be less than $500 unless the transfer will eliminate Your interest in such account;

                        3. We reserve the right to charge $25 for each transfer in excess of 12 in a policy year.

                        Any transfer request must clearly specify:

                        1.      the amount which is to be transferred; and

                        2.      the names of the Subaccounts which are affected.

                        We will only honor a telephone transfer request if a properly executed telephone transfer authorization is on file with Us. Such request for a transfer must comply with the conditions of the authorization.

                        We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

WITHDRAWALS             You may withdraw all or part of the Cash Value that
                        remains after We subtract any withdrawal charge. We must receive a written request that indicates the amount of the withdrawal from each Subaccount. You must return the policy to Us if You elect a total withdrawal.

                        Withdrawals are subject to these conditions:

                        1. Each withdrawal must be at least $100 or the value that remains in the Subaccount if smaller;

                        2. A minimum of $500 must remain in the Subaccount after You make a withdrawal unless the Subaccount is eliminated by such withdrawal;

                        3. A minimum of $5,000 must remain in the Separate Account after You make a withdrawal.

                        4. The maximum You may withdraw from any Subaccount is the value of the Subaccount less the amount of any withdrawal charge.

                        5. Any withdrawal amount You request will be increased by the withdrawal charge.

EFFECT OF A             The Cash Value will be reduced by the amount of the
WITHDRAWAL              withdrawal. The specified amount will be reduced
                        proportional to the reduction in Cash Value due to the partial withdrawal. We will not permit a withdrawal if it will decrease the specified amount to less than the Minimum Specified Amount stated in the Policy
                        Specifications.

WITHDRAWAL CHARGES      Withdrawal charges are shown in the policy
                        specifications.

                        Any amount withdrawn which is not subject to a withdrawal charge will be considered a "free partial withdrawal," as referenced in the policy specifications.

POLICY LOANS            Policy loans may be made any time. We will lend up to a
                        maximum loan amount of 90% of the policy's Cash Value less any applicable withdrawal charges. The amount of any new loan may not exceed the maximum loan amount less
                        Debt on the date the loan is granted. The Preferred Loan portion of a loan will be determined on the date the loan is made, and will not be subsequently redetermined.
                        The minimum amount of a loan is $1,000.

                        On the date the loan is made, an amount equal to the loan will be transferred from the Subaccounts to the Loan Account held in the General Account until the loan is repaid. Unless directed otherwise, the loaned amount will be deducted from the Subaccount in proportion to the values that each account bears to the Separate Account Value. Should the Debt equal or exceed the Surrender Value, this policy will be subject to the GRACE PERIOD provisions.

                        Cash values derived from Premium received by Us in the form of a check or draft will not be available for loans until 30 days after deposit of such check or draft.

POLICY LOAN INTEREST    The loan interest rate will be [5.50%] per year
                        compounded daily. Interest not paid will be charged on a daily basis and will be added to the Debt on this policy and bear interest at the same rate.

                        During the existence of a loan, the portion of the Loan Account Value attributable to a Preferred Loan will earn [5.50%] per year. The remainder of the Loan Account Value will earn [3.50%] per year. Interest will be earned on a daily basis and will be added to the Loan Account.

                        If an Internal Revenue Code Section 1035(a) exchange takes place that has an outstanding loan at the time of transfer, the difference between the Cash Value and the total of all Premiums paid under the exchanged policy is considered a Preferred Loan.

POLICY LOAN REPAYMENT   A Debt may be repaid in full or in part at any time
                        while this policy is in force.

                        As Debt is paid, the Loan Account Value equal to the amount of repayment which exceeds the difference between interest due and interest earned will be allocated to the Subaccounts according to the then current Premium allocation instructions. Loan repayments will be considered repayment of Preferred Loans last.

EFFECTS OF POLICY       The Debt on this policy, along with the withdrawal
LOANS                   charge will reduce the amount LOANS of Cash Value
                        payable upon surrender. The Debt on this policy will also reduce the amount of Cash Value available for withdrawal. The death benefit payable to the beneficiary upon the death of the Surviving Insured will also be reduced by the amount of Debt.

TRANSFER, WITHDRAWAL    We will redeem the necessary number of accumulation
AND LOAN PROCEDURES     units to achieve the dollar amount requested plus any
                        applicable charges when the withdrawal, transfer or loan is made form a Subaccount. We will reduce the number of accumulation units credited in each Subaccount by the number of accumulation units redeemed. The reduction in the number of accumulation units is determined based on the accumulation unit value at the end of the Valuation
                        Period when We receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date We receive the request, except as provided below.

DEFERMENT OF WITH-      If the withdrawal, transfer or loan is to be made from a
                        Subaccount, We may suspend the right of withdrawal or transfer or delay payment more than seven calendar days:

                        1. during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

                        2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the accumulation unit value is not practical; or

                        3. for such other periods as the Securities and Exchange Commission by order may permit for protection of owners.

SETTLEMENT OPTIONS

                        The Owner, or beneficiary at the death of the Surviving Insured, if no election by the Owner is in effect, may elect to have all of the Net Surrender Value or Death Benefit of this policy paid in a lump sum or have the amount applied to one of the settlement options noted below.

                        The beneficiary may elect to have the death benefit distributed as stated in Option 1 for a period not to exceed the beneficiary's life expectancy; or Options 2, or 3 based upon the life expectancy of the beneficiary as prescribed by federal regulations. The beneficiary must make this choice within sixty days of the time we receive due proof of death. An option can not be changed after the first of such payments is made.

                        Payments must be made to a natural person, referred to below as "payee." If the beneficiary is not a natural person, the beneficiary must elect that the entire death benefit be distributed within five years of your death. Distribution of the death benefit must start within one year after your death. It may start later if prescribed by federal regulations.

                        If the total death benefit proceeds are applied under one of the annuity options, this contract must be surrendered to us.

                        Payments for all options are derived from the applicable tables. Current annuity rates will be used if they produce greater payments than those shown in the policy. The age in the tables is the age of the payee on the last birthday before the first payment is due.

                        The option selected must result in a periodic payment equivalent to at least $20 per month when annuity payments begin. If the annuity option selected or otherwise applied should result in a periodic payment less than the minimum required on the date payments are scheduled to begin, we reserve the right to make a lump sum payment in satisfaction of our obligation to the payee under the policy.

ELECTION OF SETTLEMENT  Election of a settlement option may be made by written
OPTION                  notice to Us.


                        This election may be made:

                        1.      by You during the lifetime of the insured;
                        2. by the beneficiary if no election made by You is in effect at the time of the death of the insured; or
                        3. by the beneficiary if You reserve the right to the beneficiary to change an election upon the death of the insured. Such change must be made prior to the first settlement option payment.

                        An election in effect during the lifetime of the insured will be revoked by a subsequent change of beneficiary or an assignment of this policy unless provided otherwise.

OPTION 1

FIXED INSTALLMENT       We will make monthly payments for a fixed number of
ANNUITY                 installments. Payments must be made for at least 5
                        years, but not more than 30 years. Upon the payee's death, if the beneficiary is a natural person, we will automatically continue payments for the remainder of the certain period to the beneficiary. If the beneficiary is either an estate or trust we will pay the discounted value of the remaining payments in the specified period based on the discount rate stated in the supplemental contract.

OPTION 2

LIFE ANNUITY            We will make monthly payments while the payee is alive.

OPTION 3

LIFE ANNUITY WITHINSTAL-We will make monthly payments for a guaranteed period
MENTS GUARANTEED        and thereafter while the payee is alive. The guaranteed
                        period must be selected at the time the settlement option is chosen. The guaranteed periods available are 5, 10, 15 and 20 years. If, at the death of the payee, payments have been made for less than five, ten, fifteen or twenty years as elected, and the beneficiary is a natural person, we will automatically continue payments for the remainder of the elected period to the beneficiary. If the beneficiary is either an estate or trust, we will pay the discounted value of the remaining payments in the specified period based on the discount rate stated in the supplemental contract.

OPTION 4

JOINT AND SURVIVOR      We will pay the full monthly income while both payees
ANNUITY                 are alive. Upon the death of either payee, we will
                        continue to pay the surviving payee a percentage of the original monthly payment. The percentage payable t the surviving payee must be selected at the time the annuity option is chosen. The percentages available are 50%, 66
                        2/3%, 75% and 100%.

OTHER OPTIONS
                        We may make other settlement options available. Payments are also available on a quarterly, semi-annual or annual basis.

VARIABLE PAYOUT         If a variable payout option is selected, the monthly
OPTIONS                 payment will reflect the investment performance of the
                        Subaccounts in accordance with the allocation of the lump sum distribution allocated to those Subaccounts.

                        Allocations will not be changed thereafter, except as provided in the TRANSFERS DURING THE PAYOUT PERIOD provision.

                        The first monthly payment is based on the guaranteed annuity option shown in the Annuity Option Table. You may elect any option available.

                        The dollar amount of the subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of annuity units per payments will remain fixed for each Subaccount.

                        The number of annuity units for each Subaccount is calculated by dividing a. by b. where:

                        a. is the portion of the initial monthly payment that can be attributed to that Subaccount; and

                        b. is the annuity unit value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                        Monthly payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

                        a. is the number of annuity units per payment in each Subaccount; and

                        b. is the annuity unit value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                        After the first payment, we guarantee that the dollar amount of each payment will not be affected adversely by actual expenses or changes in mortality experience from the expense and mortality assumptions on which we based the first payment.

ANNUITY UNIT VALUE      The value of an annuity unit for each Subaccount at the
                        end of any subsequent Valuation Period is determined by multiplying the result of a. times b. by c.

                        a. is the annuity unit value for the immediately preceding Valuation Period; and

                        b. is the net investment factor for the Valuation Period for which the annuity unit value is being calculated; and

                        c. is the interest factor of .99993235 per calendar day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table.

                        The net investment factor for each Subaccount for any Valuation Period is determined by dividing a. by b. where:

                        a. is the value of an annuity unit of the applicable Subaccount as of the end of the current Valuation Period plus or minus the per share credit or charge for taxes reserved; and

                        b. is the value of an annuity unit of the applicable Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share credit or charge for taxes reserved.

FIXED PAYOUT OPTION     If a fixed payout option is chosen, your payment will be
                        fixed in amount throughout the payout period. We determine the amount of your fixed annuity payment by multiplying the amount applied to the option by a rate determined by Us which is not less than the rate specified in the Settlement Option Tables below. The amount of the payment will not change throughout the payout period.

TRANSFERS DURING        During the payout period, the payee may choose to
THE PAYOUT PERIOD       change the Subaccounts or the relative weighting of the
                        Subaccounts on which variable payments are based, or the relative proportions of fixed and variable payments.
                        A transfer may be made subject to the following:

                        1. The payee must send us a written notice in a form satisfactory to us;

                        2. One transfer is permitted each twelve month period from the date of the first annuity payment. We must receive notice of any such transfer at least thirty days prior to the effective date of the transfer;

                        3. A payee may not base variable payments on more than three Subaccounts after any transfer;

                        4. At least $1,000 of annuity unit value or annuity reserve value must be transferred from a Subaccount or from the General Account; and

                        5. At least $1,000 of annuity unit value or annuity reserve value must remain in the account from which the transfer was made.

                        When a transfer is made between Subaccounts, the number of annuity units per payment attributable to a Subaccount to which a transfer is made is equal to a. multiplied by b. divided by c., where:

                        a. is the number of annuity units per payment in the Subaccount from which transfer is being made;

                        b. is the annuity unit value for the Subaccount from which the transfer is being made; and

                        c. is the annuity unit value for the Subaccount to which transfer is being made.

                        When a transfer is made from the General Account to a Subaccount, the number of annuity units per payment attributable to a Subaccount to which transfer is made is equal to a. divided by b. divided by c., where:

                        a. is the General Account annuity value being transferred; and

                        b. is the present value of $1.00 per payment period using the attained age(s) of the payee(s) and any remaining guaranteed payments that may be due at the time of the transfer; and

                        c. is the annuity unit value for the Subaccount to which the transfer is being made.

                        The General Account annuity value equals the present value of the remaining fixed annuity payments using the same interest and mortality basis used to calculated the fixed annuity payments.

                        The amount of money allocated to the General Account in case of a transfer from a Subaccount equals the annuity reserve for the Payee's interest in such Subaccount. The annuity reserve is the product of a. multiplied by b. multiplied by c. where:

                        a. is the number of annuity un its representing the Payee's interst in such Subaccount per annuity payment;

                        b.      is the annuity unit value for such Subaccount;
                                and

                        c. is the present value of $1.00 per payment period using the attained age(s) of the Payee(s) and any remaining guaranteed payemtns that may be due at the time of the transfer.

                        Money allocated to the General Account upon such transfer will be applied under the same annuity payout option as originally elected. Guaranteed period payments will be adjusted to reflect the number of guaranteed payments have already been made, no further payments will be guaranteed.

                        All amounts and annuity unit values are determined as of the end of the Valuation Period preceding the effective date of the transfer.

                        We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

SUPPLEMENTARY           A supplementary agreement will be issued to reflect
AGREEMENT               payments that will be made under a settlement option. If
                        payment is made as a death benefit distribution, the effective date will be the date of death. Otherwise, the effective date will be the date chosen by the Owner.

DATE OF FIRST PAYMENT   The effective date under an option will be the date o
                        death. Interest will start to accrue on the effective date. If the normal effective date is the 29th, 30th, or 31st of the month, the effective date will be the 28th day of the that month.

EVIDENCE OF AGE, SEX    We may require satisfactory evidence of the age, sex and
AND SURVIVAL            the continued survival of any person on whose life the
                        income is based.

MISSTATEMENT OF AGE     If the age or sex of the payee has been misstated, the
OR SEX                  amount payable under the annuity option selected will be
                        such as the lump sum applied would have purchased at the correct age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under the supplementary agreement for the option selected.

BASIS OF ANNUITY        The guaranteed payments are based on an interest rate of
OPTIONS                 2.50% per year and, where mortality is involved, the
                        "1983 Table a" individual annuity mortality table developed by the Society of Actuaries, projected using
                        Projection Scale G. We may also make available variable annuity payment options based on assumed investment rates other than 2.50%.

CREDITORS               The proceeds of this policy and any payment under an
                        annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - FIXED INSTALLMENT ANNUITY


Number                     Number                  Number                   Number
of years       Monthly     of years    Monthly     of years     Monthly     of years    Monthly
selected       Payment     selected    Payment     selected     Payment     selected    Payment
-----------------------------------------------------------------------------------------------
5              17.69       12          8.01        19           5.48        26          4.33
6              14.92       13          7.48        20           5.27        27          4.22
7              12.94       14          7.03        21           5.08        28          4.11
8              11.46       15          6.64        22           4.90        29          4.02
9              10.31       16          6.29        23           4.74        30          3.92
10             9.39        17          5.99        24           4.59
11             8.64        18          5.72        25           4.46

OPTIONS TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED

                           MONTHLY PAYMENTS GUARANTEED

AGE          NONE         60           120           180          240
55           4.02         4.01         3.99          3.94         3.86
56           4.11         4.10         4.07          4.01         3.92
57           4.20         4.19         4.15          4.09         3.99
58           4.29         4.28         4.24          4.17         4.05
59           4.39         4.38         4.33          4.25         4.12
60           4.50         4.48         4.43          4.34         4.19
61           4.61         4.59         4.53          4.43         4.26
62           4.73         4.71         4.64          4.52         4.33
63           4.86         4.84         4.76          4.61         4.40
64           5.00         4.97         4.88          4.71         4.47
65           5.15         5.11         5.01          4.81         4.54
66           5.30         5.26         5.14          4.92         4.61
67           5.47         5.43         5.28          5.02         4.68
68           5.65         5.60         5.43          5.13         4.74
69           5.84         5.78         5.58          5.24         4.80
70           6.05         5.97         5.74          5.35         4.86
71           6.27         6.18         5.90          5.46         4.91
72           6.50         6.40         6.07          5.56         4.96
73           6.76         6.63         6.25          5.67         5.01
74           7.03         6.88         6.43          5.77         5.05
75           7.32         7.14         6.62          5.87         5.09
76           7.64         7.42         6.80          5.96         5.12
77           7.98         7.72         6.99          6.05         5.15
78           8.34         8.03         7.18          6.13         5.17
79           8.73         8.36         7.37          6.20         5.19
80           9.16         8.70         7.56          6.27         5.21
81           9.61         9.06         7.74          6.33         5.23
82           10.10        9.44         7.91          6.38         5.24
83           10.63        9.83         8.08          6.43         5.25
84           11.19        10.23        8.24          6.47         5.25
85           11.80        10.64        8.38          6.50         5.26

OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY

Age of                     Age of Secondary Payee
Primary
Payee        55         60         65         70         75         80        85
55           3.51       3.64       3.76       3.85       3.92       3.96      3.99
60           3.64       3.84       4.02       4.18       4.29       4.38      4.43
65           3.76       4.02       4.29       4.54       4.75       4.90      5.00
70           3.85       4.18       4.54       4.91       5.25       5.53      5.74
75           3.92       4.29       4.75       5.25       5.77       6.26      6.64
80           3.96       4.38       4.90       5.53       6.26       7.00      7.69
85           3.99       4.43       5.00       5.74       6.64       7.69      8.76

Rates for ages not shown here will be provided upon request.

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - FIXED INSTALLMENT ANNUITY

Number                        Number                       Number                          Number
of years       Monthly        of years     Monthly         of years       Monthly          of years        Monthly
selected       Payment        selected     Payment         selected       Payment          selected        Payment
-------------- ----------- -- ------------ --------------- -------------- -------------- - --------------- ----------------
5              17.69          12           8.01            19             5.48             26              4.33
6              14.92          13           7.48            20             5.27             27              4.22
7              12.94          14           7.03            21             5.08             28              4.11
8              11.46          15           6.64            22             4.90             29              4.02
9              10.31          16           6.29            23             4.74             30              3.92
10             9.39           17           5.99            24             4.59
11             8.64           18           5.72            25             4.46

OPTION TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED:

Age of            MONTHLY PAYMENTS GUARANTEED                         Age of            MONTHLY PAYMENTS GUARANTEED
Male                                                                  Female
Payee         NONE       60         120        180        240         Payee      NONE       60         120        180         240
55            4.17       4.16       4.13       4.06       3.96        55         3.87       3.86       3.84       3.81        3.75
56            4.27       4.25       4.21       4.14       4.03        56         3.95       3.94       3.92       3.88        3.82
57            4.36       4.35       4.30       4.22       4.09        57         4.03       4.02       4.00       3.95        3.88
58            4.46       4.45       4.40       4.30       4.16        58         4.11       4.11       4.08       4.03        3.95
59            4.57       4.55       4.50       4.39       4.22        59         4.21       4.20       4.17       4.11        4.01
60            4.69       4.67       4.60       4.48       4.29        60         4.30       4.29       4.26       4.19        4.08
61            4.81       4.79       4.71       4.57       4.36        61         4.41       4.40       4.35       4.28        4.15
62            4.94       4.92       4.83       4.66       4.43        62         4.52       4.50       4.46       4.37        4.23
63            5.09       5.05       4.95       4.76       4.49        63         4.64       4.62       4.56       4.46        4.30
64            5.24       5.20       5.08       4.86       4.56        64         4.76       4.74       4.68       4.56        4.37
65            5.40       5.35       5.21       4.96       4.62        65         4.90       4.87       4.80       4.66        4.45
66            5.57       5.52       5.35       5.06       4.69        66         5.04       5.01       4.93       4.77        4.52
67            5.75       5.69       5.49       5.17       4.75        67         5.19       5.16       5.06       4.87        4.59
68            5.95       5.87       5.64       5.27       4.81        68         5.36       5.32       5.20       4.98        4.66
69            6.15       6.07       5.80       5.37       4.86        69         5.53       5.49       5.35       5.10        4.73
70            6.38       6.27       5.96       5.48       4.91        70         5.72       5.68       5.51       5.21        4.80
71            6.61       6.49       6.12       5.58       4.96        71         5.93       5.87       5.67       5.33        4.86
72            6.86       6.72       6.29       5.68       5.00        72         6.15       6.08       5.85       5.44        4.92
73            7.13       6.96       6.47       5.77       5.04        73         6.39       6.31       6.03       5.56        4.97
74            7.42       7.21       6.64       5.86       5.08        74         6.65       6.55       6.21       5.67        5.02
75            7.72       7.48       6.82       5.95       5.11        75         6.93       6.81       6.41       5.78        5.06
76            8.05       7.76       7.00       6.03       5.14        76         7.24       7.08       6.60       5.88        5.10
77            8.40       8.06       7.18       6.11       5.17        77         7.57       7.38       6.80       5.98        5.13
78            8.77       8.37       7.35       6.18       5.19        78         7.92       7.69       7.01       6.07        5.16
79            9.18       8.69       7.53       6.25       5.20        79         8.31       8.02       7.21       6.15        5.18
80            9.60       9.03       7.70       6.31       5.22        80         8.72       8.37       7.41       6.23        5.20
81            10.06      9.38       7.86       6.36       5.23        81         9.17       8.74       7.61       6.30        5.22
82            10.55      9.74       8.02       6.41       5.24        82         9.66       9.13       7.80       6.35        5.23
83            11.07      10.12      8.17       6.45       5.25        83         10.20      9.54       7.98       6.41        5.24
84            11.63      10.50      8.32       6.49       5.26        84         10.77      9.96       8.15       6.45        5.25
85            12.22      10.89      8.45       6.52       5.26        85         11.39      10.40      8.31       6.49        5.26

OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY

Age of                                  Age of Female Payee
Male
Payee         55       60       65       70       75      80       85
55            3.49     3.66     3.81     3.93     4.02    4.08     4.12
60            3.61     3.83     4.05     4.24     4.40    4.52     4.59
65            3.69     3.97     4.28     4.57     4.84    5.05     5.20
70            3.76     4.09     4.47     4.89     5.31    5.67     5.95
75            3.80     4.17     4.63     5.16     5.75    6.34     6.83
80            3.83     4.23     4.73     5.37     6.14    6.99     7.80
85            3.84     4.26     4.80     5.51     6.44    7.55     8.75

Rates for ages not shown here will be provided upon request.

SURVIVORSHIP, MODIFIED SINGLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY PAYABLE ON THE SECOND DEATH

NON-PARTICIPATING

TO THE EXTENT ALLOCATIONS ARE MADE TO THE SUBACCOUNTS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between the owner and Kemper Investors Life Insurance Company.

READ YOUR POLICY CAREFULLY.

KEMPER INVESTORS LIFE INSURANCE COMPANY
1 Kemper Drive, Long Grove, Illinois  60049-0001